Exhibit (e)(4)

SHAREHOLDER SERVICING

SELLING AGREEMENT

THIS SHAREHOLDER SERVICING SELLING AGREEMENT (“Agreement”) made and entered into between ALPS Distributors, Inc. (“Distributor”), a Colorado corporation having its principal place of business at 1290 Broadway, Suite 1000, Denver, Colorado 80203, and                                                  , a                                          having its principal place of business at                                                                   (hereinafter “Servicer”).

WHEREAS, the Distributor is the principal underwriter and distribution agent of Brandes Investment Trust (“Company”), a registered open-end investment management company, and Servicer desires to enter into this Agreement with the Distributor to sell shares of the Company, and to provide distribution related, continuing personal services to shareholders of, and/or administration of shareholder accounts in, the fund(s) currently offered by the Company.

WHEREAS, Servicer understands that pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund(s) offered and such other mutual fund(s) subsequently established by the Company and distributed by the Distributor as set forth in the Agreement Fee Schedule may have adopted, pursuant to Rule 12b-1 of the 1940 Act, Distribution Plans (each individually a “Plan” and collectively “Plans”) with the Distributor to enable payments to certain entities for distribution assistance and shareholder servicing.

WHEREAS, the term “Prospectus” means the prospectus and, unless the context otherwise requires, the related statement of additional information (“SAI”) incorporated therein by reference, as the same are amended and supplemented (“Supplements”) from time to time by the Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.	Purchases of Company Shares for Sale to Customers.

(a)

Servicer is hereby appointed as a non-exclusive agent of the Company during the term herein specified for the purpose of finding suitable investors for Company’s shares as described herein. Subject to the performance by the Distributor of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of the Distributor contained herein, Servicer hereby accepts such agency and agrees on the terms and conditions set forth herein and in each Fund’s then-current Prospectus to use reasonable efforts during the term hereof to find suitable investors and to provide ongoing services to shareholders for the duration of their investments. It is understood that the Servicer has no commitment with regard to the sale of the Company’s shares other than to use reasonable efforts and shall not prevent Servicer from acting as an agent or underwriter for the securities of other issuers that may be offered or sold during the term hereof. Servicer’s agency relationship with the Distributor hereunder shall continue until the termination of this Agreement. Any sales of a Fund’s shares made prior to the date hereof by Servicer shall be deemed made pursuant to this Agreement.

(b)

In offering and selling Company’s shares to Servicer’s customers, Servicer agrees to act as dealer for Servicer’s own account and in no transaction shall the Servicer have any authority to act or hold itself out as agent for the Distributor or the Company, except for the limited purposes set forth under this Agreement. The Distributor acknowledges that customers of Servicer who purchase Fund shares are the Servicer’s customers. Servicer shall be responsible for opening, approving, and monitoring customer accounts and for the review and supervision

Exhibit (e)(4)

of these accounts, all in accordance with the rules of the Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”).

(c)

Servicer agrees to offer and sell each Fund’s shares to Servicer’s customers only at the applicable public offering price, giving effect to any cumulative or quantity discounts or other purchase programs, plans, or services described in the then-current Prospectus. Servicer agrees to deliver, or cause to be delivered, to each customer, at or prior to the time of any purchase of shares, a copy of the then current Prospectus (including any Supplements thereto), and to each customer who so requests, a copy of the then-current SAI (including any Supplements thereto).

(d)

Servicer agrees to purchase Fund’s shares from the Distributor or from Servicer’s customers. If Servicer purchases from the Distributor, Servicer agrees that all such purchases shall be made only: (a) to cover orders already received by Servicer from its customers; (b) for shares being acquired by Servicer’s customers pursuant to either the exchange privilege or the reinvestment privilege, as described in the then-current Prospectus of a Fund; (c) for Servicer’s own bona fide investment; or (d) for investments by any Internal Revenue Service (“IRS”) qualified plan or other trust established for the benefit of Servicer’s employees or for investments in Individual Retirement Accounts established by Servicer’s employees, and if Servicer so advises the Distributor in writing prior to any sale of shares pursuant to this subparagraph (d), Servicer agrees to waive all Servicer concessions, if any, to all sales of shares. If Servicer purchases shares from Servicer’s customers, Servicer agrees not to purchase shares from Servicer’s customers at a price lower than the applicable redemption price, determined in the manner described in the then-current Prospectus. Servicer shall not withhold placing customers’ orders for shares so as to profit the Servicer as a result of such withholding (e.g., to include, but not limited to, a change in a Fund’s net asset value from that used in determining the offering price to Servicer’s customers).

(e)

The Distributor will accept Servicer’s purchase orders only at the public offering price applicable to each order, as determined in accordance with the then-current Prospectus. The Distributor will not accept from Servicer a conditional order. All orders redeeming any shares shall be executed in accordance with Rule 22c-1 of the 1940 Act. All orders are subject to acceptance or rejection by the Distributor in its sole discretion. The Distributor reserves the right, at its discretion and without notice to the Servicer, to suspend sales or to withdraw the offering of a Fund’s shares, in whole or in part, or to make a limited offering of any Fund’s shares. The minimum and maximum dollar amounts for purchase of a Fund’s shares (and any classes thereto) for any shareholder shall be the applicable minimum or maximum amount described in such Fund’s then-current Prospectus and no order for less or more than, as the case may be, such amount will be accepted hereunder.

(f)

The transmission of orders will be governed by instructions that the Distributor will periodically issue to Servicer. Servicer must pay for Fund’s shares in ‘Federal Funds,’ and the Distributor must receive Servicer’s payment on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended. If the Distributor does not receive Servicer’s payment on or before such settlement date, the Distributor may, without notice, cancel the sale, or, at the Distributor’s option, sell a Fund’s shares that Servicer ordered back to the issuing Fund. The Distributor will hold Servicer responsible for any loss suffered by the Distributor or the issuing Fund as a result of Servicer’s failure to make payment as required.

(g)

Servicer agrees to use the account application provided with the Prospectus as the means of placing a customer’s order except for accounts opened or maintained pursuant to the networking system of the National Securities Clearing Corporation (“NSCC”). The account application will be reviewed by the Distributor or the Company to determine that all information necessary to issue a Fund’s shares has been entered. Servicer hereby certifies that

Exhibit (e)(4)

all of Servicer’s customers taxpayer identification numbers (“TIN”) or social security numbers (“SSN”) furnished to the Distributor or the Company by Servicer are correct and that the Distributor or the Company will not open an account without Servicer providing the Company’s transfer agent (“Transfer Agent”) with the customer’s TIN or SSN.

(h)

Servicer will comply with all applicable Federal and state laws and with the rules and regulations of applicable regulatory agencies thereunder. Servicer will not offer shares of any Fund for sale unless such shares are duly registered under all the applicable securities laws, rules and regulations.

(i)

Any transaction in shares of a Fund shall be effected and evidenced by book-entry on the records maintained by the Transfer Agent. A confirmation statement evidencing transactions in a Fund’s shares will be transmitted to Servicer by the Transfer Agent.

2.	Account Options.

(a)

Servicer may appoint the Transfer Agent as Servicer’s agent to execute customers’ transactions in a Fund’s shares in accordance with the terms and provisions of any account, program, plan, or service established or used by Servicer’s customers and to confirm each such transaction to Servicer’s customers on Servicer’s behalf, and at the time of the transaction, Servicer guarantees the legal capacity of its customers so transacting in such Fund shares and any co-owners of such Fund shares.

(b)

Unless otherwise instructed by the Distributor or the Transfer Agent, Servicer may instruct the Transfer Agent to register shares purchased in Servicer’s name and account as nominee for Servicer’s customers, in which event all Prospectuses, proxy statements, periodic reports, and other printed material will be sent to Servicer, and all confirmations and other communications to shareholders will be transmitted to Servicer. Servicer shall be responsible for forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whom Servicer holds such shares as nominee. However, the Transfer Agent or the Company shall be responsible for the reasonable costs associated with Servicer forwarding such printed material, confirmations, and communications and shall reimburse Servicer in full for such costs. Servicer shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account Servicer is holding such shares. With respect to customers not held in Servicer’s name and account as nominee, Servicer shall provide the Distributor with all information (including, without limitation, certification of TINs and back-up withholding instructions) necessary or appropriate for the Distributor to comply with any legal and regulatory reporting requirements.

(c)

Accounts opened or maintained pursuant to the networking system of NSCC will be governed by applicable NSCC rules and procedures, and any agreement or other arrangement with the Distributor relating to networking.

3.	Servicer Compensation.

(a)

Servicer concession, if any, on Servicer’s sales of shares of a Fund will be offered as described in the then-current Prospectus or in the applicable schedule of concessions issued by the Distributor and in effect at the time of sale to Servicer. Upon written notice to Servicer, the Distributor, or a Fund, may change or discontinue any schedule of concessions, or issue a new schedule. Servicer may be deemed to be an underwriter in connection with sales by Servicer of shares of a Fund where Servicer receives all or substantially all of the sales charge as set forth in the then-current Prospectus and, therefore, Servicer may be subject to applicable provisions of the Securities Act of 1933, as amended. Compensation paid, if any, pursuant to a Plan is

Exhibit (e)(4)

described in Agreement Fee Schedule (“Fee Schedule”) attached hereto and in such Fund’s then-current Prospectus.

(b)	The Distributor is entitled to, if any, a contingent deferred sales charge (“CDSC”) on redemptions of applicable class of shares of a Fund, as described in the then-current Prospectus.

(c)

In the case of a Fund or class thereof which has adopted a Plan, the Distributor may elect from time to time to make payments to Servicer as provided under such Plan for such services, and without limitation, some or all of the following: (i) answering inquiries regarding a Fund, processing purchases and redemption transactions, assistance in changing account designation and addresses; providing periodic statements, personal services to investors, and/or other services related to the maintenance of shareholder records, and (ii) services that the Distributor reasonably may request, to the extent permitted by applicable statute, rule, or regulation to provide administrative, distribution-related, or marketing services in the promotion of a Fund’s shares. Any such payments shall be made in the amount and manner set forth in the applicable Fee Schedule or in the then-current Prospectus. The Fee Schedule may be discontinued or changed by the Distributor from time to time and shall be in effect with respect to a Fund which has a Plan and so long as such Fund’s Plan remains in effect. Notwithstanding the foregoing, Servicer acknowledges that any compensation to be paid to the Servicer by the Distributor is paid from proceeds paid to the Distributor by a Fund pursuant to its Plan, and to the extent the Distributor does not receive such proceeds, for any reason, the amounts payable to Servicer will be reduced accordingly. In the case of a Fund or class thereof that has no currently effective Plan, the Distributor or Company may, to the extent permitted by applicable law, elect to make payments to Servicer from either’s own resources.

(d)

Servicer shall furnish to the Distributor or the Company, on behalf of a Fund, such information in writing as shall reasonably be requested by the Company’s Board of Directors/Trustees (“Company’s Board”) with respect to the fees paid to Servicer pursuant to this Agreement.

(e)

In the event that Rule 2341 of FINRA’s Conduct Rules precludes a Fund or class thereof from imposing, or the Distributor from receiving, a sales charge (as defined in Rule 2341) or any portion thereof, Servicer shall not be entitled to any payments from the Distributor hereunder from the date that a Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If a Fund or class thereof resumes imposition of some or all of its sales charge, Servicer will be entitled to payments hereunder or as modified by the Distributor, if applicable.

(f)

The Distributor may discontinue paying compensation to Servicer if, at any time, (i) Servicer is not appropriately registered in all capacities necessary to receive such compensation or (ii) Servicer breaches any representation, warranty or covenant contained in this Agreement, as determined by the Distributor in its sole discretion. Notwithstanding the foregoing, Servicer shall not be entitled to any compensation in respect of a sale to any investor if the Distributor determines that another authorized selling agent of the Distributor is primarily responsible for or should otherwise be credited with such sale. In making this determination, the Distributor will endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by the Distributor.

(g)

If, within 7 business days after confirmation by the Distributor of Servicer’s original purchase order for shares of a Fund, such shares are repurchased by the issuing Fund or are tendered for redemption by the customer, Servicer shall promptly refund to the Distributor the full discount retained by Servicer on the original sale and any distribution and service payments made to Servicer. Servicer shall refund to the Transfer Agent immediately upon receipt the amount of any dividends or distributions paid to Servicer as nominee for Servicer’s customers with respect to redeemed or repurchased Fund’s shares to the extent that the proceeds of such redemption or

Exhibit (e)(4)

repurchase may include the dividends or distributions payable on such shares. Servicer shall be notified by the Distributor of such repurchase or redemption within 10 days of such repurchase or redemption.

(h)

The provisions under this Agreement relating to a Plan, including compensation payable thereunder, shall continue in full force and effect only so long as the continuance of a Plan is approved at least annually in accordance with the 1940 Act. The Distributor will not be obligated to make payments to Servicer unless the Distributor has received an authorized payment from the applicable Fund. The provisions of this Agreement regarding Servicer compensation may be terminated in accordance with the 1940 Act, without payment of any penalty. Such provisions will also be terminated by any act that terminates this Agreement and will terminate automatically in the event of the assignment (as that term is defined in the 1940 Act) of this Agreement unless agreed to in writing by the parties hereto. After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or the termination of a Plan, such concessions, distribution payments, or service payments will be allowable or payable to Servicer only in accordance with such change, discontinuance, or termination. Servicer agrees that Servicer will have no claim against the Distributor, the Company, or a Fund by virtue of any such change, discontinuance, or termination. In the event of any overpayment by the Distributor of any concession, distribution payment, or service payment, Servicer will promptly remit such overpayment.

(i)	If there is a Plan, this Agreement’s applicable provisions regarding compensation have been adopted pursuant to Rule 12b-1 under the 1940 Act by the Fund’s respective class that has adopted such Plan.

4.	Status as Financial Intermediaries.

(a)	Servicer represents and warrants that Servicer is either:

(i) an investment adviser duly registered under the Investment Advisers Act of 1940 and has submitted a notice filing in each state that requires Servicer to do so, or if Servicer is not registered with the SEC, Servicer represents that Servicer is duly registered as an investment adviser with all appropriate state regulatory agencies. Servicer further represents that Servicer is permitted under any and all applicable laws, rules and regulations to execute, deliver, and perform this Agreement. Servicer further agrees to comply with all applicable Federal and state laws, rules, and regulations of applicable regulatory agencies having jurisdiction (including, but not limited to, the Investment Advisers Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules of the FINRA, SEC, state securities administrators, and any other regulatory body). Servicer agrees to notify the Distributor if Servicer registration as an investment adviser is terminated; or

(ii) an entity exempt from broker-dealer status under applicable laws (including, but not limited to, a bank or trust company) in good standing. Servicer further agrees to comply with all applicable Federal and state laws, rules, and regulations of applicable regulatory agencies having jurisdiction (including, but not limited to, the Investment Advisers Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules of the FINRA, SEC, state securities administrators, and any other regulatory body); and

(b)

Servicer represents that Servicer is qualified to sell shares in the various jurisdictions where it transacts business. Servicer represents that it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory, and self-regulatory registrations, approvals, memberships, and licenses required to perform Servicer’s obligations under this

Exhibit (e)(4)

Agreement and to receive compensation, if any, and Servicer will maintain all relevant registrations, approvals, memberships, and licenses during the term of this Agreement.

(c)

Nothing in this Agreement shall cause Servicer to be the Distributor’s partner, employee, or agent, or give Servicer any authority to act for the Distributor, the Company, or a Fund. Neither the Distributor nor the Company shall be liable for any of Servicer’s acts or obligations under this Agreement.

5.	Information Relating to the Funds.

(a)

No person is authorized to make any representations concerning a Fund’s shares except those contained in such Fund’s then-current Prospectus, and in buying shares from the Distributor or selling shares to the Distributor hereunder, Servicer shall rely solely on the representations contained in the then-current Prospectus. Upon Servicer’s request, the Distributor will furnish Servicer with a reasonable number of copies of a Fund’s then-current Prospectus(es) and/or SAIs (including any Supplements thereto).

(b)

Servicer may not use any sales literature or advertising material (including material disseminated through radio, television, or other electronic media) concerning a Fund’s shares, other than a Fund’s then-current Prospectus or such printed information that is given to Servicer by the Distributor, without first obtaining the Distributor’s written approval. Servicer shall not distribute or make available to the general public any printed information furnished by the Distributor which is marked “FOR INVESTMENT ADVISER USE ONLY” or “FOR INVESTMENT PROFESSIONAL USE ONLY” or which otherwise indicates that it is confidential or not intended to be distributed to the general public.

6.

Limitation of Liability and Indemnification. Distributor shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary Distributor and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (“Distributor Associates”) shall not be liable to Servicer for any action or inaction of any Distributor Associate except to the extent of direct Losses[1] finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of Distributor in the performance of Distributor’s duties, obligations, representations, warranties or indemnities under this Agreement. Under no circumstances shall Distributor Associates be liable for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. Servicer shall indemnify, defend and hold harmless Distributor Associates from and against Losses (including legal fees and costs to enforce this provision) that Distributor Associates suffer, incur, or pay as a result of any third-party claim or claim among the parties arising out of the subject matter of or otherwise in any way related to this Agreement (“Claims”), including but not limited to all actions taken by Distributor or Distributor Associates that are necessary to provide the services under this Agreement or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from Servicer or its officers. Any expenses (including legal

1 As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

Exhibit (e)(4)

fees and costs) incurred by Distributor Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by Servicer on a quarterly basis prior to the final disposition of such matter upon receipt by Servicer of an undertaking by Distributor to repay such amount if it shall be determined that a Distributor Associate is not entitled to be indemnified. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall constitute a waiver by Servicer of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

7.

Duration. This Agreement, with respect to each Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of the Company’s Directors/Trustees who are not interested persons (as defined in the 1940 Act), or a majority of the outstanding shares of a Fund, vote to terminate or not to continue a Plan. This Agreement, other than with respect to a terminated Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

8.

Amendment and Termination of Agreement. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least 30 days’ written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). The Distributor may change or amend any provision of this Agreement by giving Servicer written notice of the change or amendment.

9.

Arbitration. In the event of a material dispute under this Agreement, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado, in accordance with FINRA’s Code of Arbitration Procedures in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys’ fees and arbitration costs between the Distributor and Servicer. The arbitrators’ award shall be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction.

10.

Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to the Distributor shall be given or sent to the Distributor at the Distributor offices located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, Attn: General Counsel. All notices to Servicer shall be given or sent to Servicer at the address specified by Servicer herein. Each party may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

11.	Client Information

a.           Agreement to Provide Information. Servicer agrees to provide the Fund or its designee, upon written request, the TIN, the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Servicer during the period covered by the request.

(i)      Period Covered by Request. Requests must set forth a specific period, not to exceed 180 calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 180 calendar days from the date of the request as it deems necessary to investigate compliance with policies

Exhibit (e)(4)

established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)       Form and Timing of Response.

(a) Servicer agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 11(a). If requested by the Fund or its designee, Servicer agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 11(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 11(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Servicer additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)       Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Servicer.

b.           Agreement to Restrict Trading. Servicer agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Servicer’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i)        Form of Instructions. Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)       Timing of Response. Servicer agrees to execute instructions as soon as reasonably practicable, but not later than 5 business days after receipt of the instructions by the Servicer.

(iii)      Confirmation by Servicer. Servicer must provide written confirmation to the Fund that instructions have been executed. Servicer agrees to provide confirmation as soon as reasonably practicable, but not later than 10 business days after the instructions have been executed.

c.           Definitions. For purposes of Section 11 of this Agreement:

Exhibit (e)(4)

(i)        The term “Fund” also includes the Fund’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii)       The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Servicer.

(iii)      The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Servicer in nominee name.

(iv)       The term “written” includes electronic writings and facsimile transmissions.

(v)        The term “Servicer” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)       The term “purchase” does not include automatic reinvestment of dividends.

(vii)      The term “promptly” as used in Section 11(a)(ii) shall mean as soon as practicable but in no event later than 5 business days from the Servicer’s receipt of the request for information from the Fund or its designee.

12.

Anti-Money Laundering Program. Servicer hereby certifies that it: (i) is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”); (ii) has developed, implemented, and will maintain such an anti-money laundering program, including a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; (iii) will cooperate with the Distributor and deliver information reasonably requested by the Distributor concerning shareholders that purchased a Fund’s shares sold by Servicer necessary for the Distributor or the Company to comply with the USA Patriot Act; and (iv) will notify the Distributor, in writing, if it is found, by its Compliance Officer, independent anti-money laundering auditor, or any Federal, state, or self-regulatory agencies, to be in violation of the USA Patriot Act, any regulation implementing the USA Patriot Act, or its anti-money laundering program. Servicer acknowledges that the Distributor or the Company may reject or refuse orders for the sale of shares with respect to customers for which Servicer serves as nominee if Servicer has not adopted and does not implement anti-money laundering policies and procedures as required by the USA Patriot Act.

13.

Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding customers/shareholders is disclosed to either party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement. Any privacy notice that Servicer delivers to customers/shareholders will comply with Title V of the Gramm-Leach-Bliley Act and Regulations S-P, as each may be amended, and will notify customers that non-public personal information may be provided to financial service providers such as security broker-dealers or investment companies and as permitted by law. This provision will survive the termination of this Agreement.

14.

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements between the parties, whether oral or written, relating to the sale of shares or any other subject covered by this Agreement.

15.	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

Exhibit (e)(4)

Furthermore, in the event of any inconsistency between the Agreement and the then-current Prospectus, the terms of the then-current Prospectus shall control.

16.

Waiver. Failure of the Distributor or the Company to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence or any succeeding breach of the same.

17.	Heading. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement.

18.	Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.

19.	Effective Date. This Agreement shall become effective as of the date when it is accepted and dated below by the Distributor.

IN WITNESS WHEREOF, the Parties’ authorized representatives have executed this Agreement and represent that they have read and understood the obligations herein and agree to be bound by the Agreement’s terms and conditions.

ACCEPTED AND AGREED:

[NAME OF SERVICER]

Signature:
Name:
Title:
Address:

NSCC Dealer #

NSCC Dealer Alpha Code

NSCC Clearing

Phone Number:

ALPS DISTRIBUTORS, INC.

By:

Name:

Title:

Effective Date:

Fax Number:

Date:
Mutual Fund Coordinator
Primary Contact:
Mutual Fund Coordinator
Email Address:

Exhibit (e)(4)

AGREEMENT FEE SCHEDULE

(October 1, 2021)

In consideration of sales of, Class A, Class C*, and Class I shares of the Funds listed below, under the terms and conditions of the Agreement and the then-current prospectus, the following fee/payment schedule shall apply:

Fund Name	Class	Trail Fees
Brandes Global Equity Fund	Class A	0.25%
	Class C	1.00%
	Class I	None
Brandes International Equity Fund	Class A	0.25%
	Class C	1.00%
	Class I	None
Brandes Emerging Markets Value Fund	Class A	0.25%
	Class C	1.00%
	Class I	None
Brandes International Small Cap Equity Fund	Class A	0.25%
	Class C	1.00%
	Class I	None
Brandes Core Plus Fixed Income Fund	Class A	0.25%
	Class I	None
Brandes Small Cap Value Fund	Class A	0.25%
	Class I	None
Brandes U.S. Value Fund	Class A	0.25%
	Class I	None

In accordance with each Fund’s then-current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed and paid quarterly. The determination of average daily net assets shall be made at the close of each Business Day.

* Fees for Class C shares will be paid after the initial twelve (12) month holding period. If Class C shares are redeemed prior to the completion of the initial twelve (12) month holding period, the shares will be subject to a CDSC of 1.00%.

All Funds covered under the Agreement referencing this Schedule are registered in all 50 states.

Exhibit (e)(4)

NSCC Implementation Form

Fund Company:

In what capacity will trades be placed:

☐ Broker/Dealer☐   Trust Company                 ☐     TPA☐   Clearing Firm

Clearing Firm:                                   Clearing Firm NSCC #

Firm Name:

Address:

Contact Name:

Contact Email:

Contact Phone:

If trading via Clearing Firm, please disregard section below.

NSCC Clearing Number
Networking position file schedule:	☐ 1st & 3rd ☐ 2nd & 4th ☐ 2nd & last ☐ other: Every Friday
What time of day will your orders release to NSCC?	☐ 8 a.m. to 4 p.m. ☐ DCC&S Late Files
Will Post Settlement Corrections be initiated via Fund/SERV?	☐ Yes ☐ No
Do you participate in NSCC Commission Settlement Service?	☐ Yes, for all commissions, fees, and 12b-1s ☐ Yes, for 12b-1s and finders fees only ☐ Yes, for commissions only ☐ Not using NSCC Commission Settlement
Mailing Address for Commission and Trail Fee Payments:

Special processing requirements: